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                                                                    Exhibit 10.3



                                                                [ORIGINATOR PCA]




                       PURCHASE AND CONTRIBUTION AGREEMENT



                            Dated as of May 22, 2001



                                     Between


                             PLAYTEX PRODUCTS, INC.

                                    AS SELLER

                                       and

                                 PLAYTEX A/R LLC

                                  AS PURCHASER



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                                TABLE OF CONTENTS


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                                                                                                      Page

PRELIMINARY STATEMENTS     1

ARTICLE I         DEFINITIONS...........................................................................1

                  SECTION 1.01.   Certain Defined Terms.................................................1
                  SECTION 1.02.   Other Terms..........................................................10

ARTICLE II        AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS.....................................10

                  SECTION 2.01.   Facility.............................................................10
                  SECTION 2.02.   Making Purchases.....................................................10
                  SECTION 2.03.   Collections..........................................................11
                  SECTION 2.04.   Settlement Procedures................................................11
                  SECTION 2.05.   Payments and Computations, Etc.......................................12
                  SECTION 2.06.   Contributions........................................................12

ARTICLE III       CONDITIONS OF PURCHASES..............................................................13

                  SECTION 3.01.   Conditions Precedent to Initial Purchase from the Seller.............13
                  SECTION 3.02.   Conditions Precedent to All Purchases................................14

ARTICLE IV        REPRESENTATIONS AND WARRANTIES.......................................................15

                  SECTION 4.01.   Representations and Warranties of the Seller.........................15

ARTICLE V         COVENANTS............................................................................18

                  SECTION 5.01.   Covenants of the Seller..............................................18
                  SECTION 5.02.   [Intentionally Omitted]..............................................23
                  SECTION 5.03.   Covenant of the Seller and the Purchaser.............................23

ARTICLE VI        ADMINISTRATION AND COLLECTION........................................................24

                  SECTION 6.01.   Designation of Collection Agent......................................24
                  SECTION 6.02.   Duties of Collection Agent...........................................25
                  SECTION 6.03.   Collection Agent Fee.................................................26


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                                                                               3


                  SECTION 6.04.   Certain Rights of the Purchaser......................................26
                  SECTION 6.05.   Rights and Remedies..................................................27
                  SECTION 6.06.   Transfer of Records to Purchaser.....................................28

ARTICLE VII       EVENTS OF TERMINATION................................................................28

                  SECTION 7.01.   Events of Termination................................................28

ARTICLE VIII      INDEMNIFICATION......................................................................30

                  SECTION 8.01.   Indemnities by the Seller............................................30

ARTICLE IX        MISCELLANEOUS........................................................................33

                  SECTION 9.01.   Amendments, Etc......................................................33
                  SECTION 9.02.   Notices, Etc.........................................................33
                  SECTION 9.03.   Binding Effect; Assignability........................................33
                  SECTION 9.04.   Costs, Expenses and Taxes............................................34
                  SECTION 9.05.   No Proceedings.......................................................34
                  SECTION 9.06.   Confidentiality......................................................35
                  SECTION 9.07.   GOVERNING LAW........................................................35
                  SECTION 9.08.   Third Party Beneficiary..............................................35
                  SECTION 9.09.   Execution in Counterparts............................................35



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                                                                               4




                                    EXHIBITS

EXHIBIT A     Credit and Collection Policy
EXHIBIT B     Lock-Box Banks
EXHIBIT C     Principal Place of Business and Chief Executive Office
              of the Seller

ANNEX A       Form of Invoice


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                                                                               5


                       PURCHASE AND CONTRIBUTION AGREEMENT

                            Dated as of May 22, 2001

         PLAYTEX PRODUCTS, INC., a Delaware corporation (the "SELLER"), and PLAYTEX A/R LLC, a Delaware limited liability company (the "PURCHASER"), agree as follows:

         PRELIMINARY STATEMENTS. (1) Certain terms which are capitalized and used throughout this Agreement (in addition to those defined above) are defined in Article I of this Agreement.

         (2) The Seller has Receivables that it wishes to sell to the Purchaser, and the Purchaser is prepared to purchase such Receivables on the terms set forth herein.

         (3) The Seller may also wish to contribute Receivables to the capital of the Purchaser on the terms set forth herein.

                  NOW, THEREFORE, the parties agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

         SECTION 1.01. CERTAIN DEFINED TERMS. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "ADVERSE CLAIM" means a lien, security interest, or other charge or encumbrance, or any other type of preferential arrangement.

                  "AFFILIATE" means, as to any Person, any other Person that, directly or indirectly, is in control of, is controlled by or is under common control with such Person or is a director or officer of such Person.

                  "BUSINESS DAY" means any day on which banks are not authorized or required to close in New York City.

                  "COLLECTION AGENT" means at any time the Person then authorized pursuant to Section 6.01 to service, administer and collect Transferred Receivables.

                  "COLLECTION AGENT DEFAULT" has the meaning ascribed to that term in the Sale Agreement.

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                                                                              6


                  "COLLECTION AGENT FEE" has the meaning specified in Section 6.03.

                  "COLLECTIONS" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all cash proceeds of Related Security with respect to such Receivable, and all funds deemed to have been received by the Seller or any other Person as a Collection pursuant to Section 2.04.

                  "CONTRACT" means an agreement between the Seller and an Obligor, substantially in the form of one of the written contracts or (in the case of any open account agreement) one of the invoices in the form of Annex A or such other contract or invoice as may be approved by the Purchaser, pursuant to or under which such Obligor shall be obligated to pay for merchandise from time to time.

                  "CONTRIBUTED RECEIVABLE" has the meaning specified in Section 2.07.

                  "CREDIT AGREEMENT" means that certain Credit Agreement dated as of May 22, 2001, among the Seller, as borrower, the several lenders from time to time parties thereto and Credit Suisse First Boston, as administrative agent, lead arranger and bookrunner, as the same from time to time be amended, modified and/or restated.

                  "CREDIT AND COLLECTION POLICY" means those receivables credit and collection policies and practices of the Seller in effect on the date of this Agreement applicable to the Receivables and described in Exhibit A hereto, as modified in compliance with this Agreement.

                  "CSFBNY" means Credit Suisse First Boston, New York Branch.

                  "DEBT" means (i) indebtedness for borrowed money, (ii) obligations evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations to pay the deferred purchase price of property or services, (iv) obligations as lessee under leases which shall have been or should be, in accordance with generally accepted accounting principles, recorded as capital leases, and (v) obligations under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness or obligations of others of the kinds referred to in clauses (i) through (iv) above.

                  "DEFAULTED RECEIVABLE" means a Receivable:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 61 or more days from the original due date for such payment;

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                                                                               7


                           (ii) as to which the Obligor thereof or any other
                  Person obligated thereon or owning any Related Security in respect thereof has taken any action, or suffered any event to occur, of the type described in Section 7.01(g); or

                           (iii) which, consistent with the Credit and
                  Collection Policy, would be written off as uncollectible.

                  "DELINQUENT RECEIVABLE" means a Receivable that is not a Defaulted Receivable and:

                           (i) as to which any payment, or part thereof, remains
                  unpaid for 30 or more days from the original due date for such payment or

                           (ii) which, consistent with the Credit and Collection
                  Policy, would be classified as delinquent by the Seller.

                  "DILUTED RECEIVABLE" means that portion (and only that portion) of any Receivable which is either (a) reduced or canceled as a result of (i) any defective, rejected or returned merchandise or services or any failure by the Seller to deliver any merchandise or provide any services or otherwise to perform under the underlying Contract or invoice, (ii) any change in the terms of or cancellation of, a Contract or invoice or any cash discount, discount for quick payment or other adjustment by the Seller which reduces the amount payable by the Obligor on the related Receivable (except any such change or cancellation resulting from or relating to the financial inability to pay or insolvency of the Obligor of such Receivable) or
         (iii) any set-off by an Obligor in respect of any claim by such Obligor as to amounts owed by it on the related Receivable (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (b) subject to any specific dispute, offset, counterclaim or defense whatsoever (except the discharge in bankruptcy of the Obligor thereof); PROVIDED that Diluted Receivables are calculated assuming that all chargebacks are resolved in the Obligor's favor and do not include contractual adjustments to the amount payable by an Obligor that are eliminated from the Receivables balance sold to the Purchaser through a reduction in the purchase price for the related Receivable.

                  "DILUTION" means, with respect to any Receivable, the aggregate amount of any reductions or adjustments in the Outstanding Balance of such Receivable as a result of any defective, rejected, returned, repossessed or foreclosed merchandise or services or any cash discount, discount for quick payment or other adjustment or setoff.

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                                                                               8

                  "DISCOUNT" means, in respect of each Purchase, 1% of the Outstanding Balance of the Receivables that are the subject of such Purchase; provided, however, the foregoing Discount may be revised prospectively by request of either of the parties hereto to reflect changes in recent experience with respect to write-offs, timing and cost of Collections and cost of funds, provided that such revision is consented to by both of the parties (it being understood that each party agrees to duly consider such request but shall have no obligation to give such consent).

                  "EFT OBLIGOR" has the meaning ascribed to that term in the Sale Agreement.

                  "ELIGIBLE RECEIVABLE" means a Receivable:

                           (i) the Obligor of which is a United States resident,
                  is not an Affiliate of any of the parties hereto, and is not a government or a governmental subdivision or agency;

                           (ii) which, at the time of the transfer thereof to
                  the Purchaser under this Agreement, is not a Defaulted Receivable or a Delinquent Receivable;

                           (iii) which, according to the Contract related
                  thereto, is required to be paid in full within 30 days of the original billing date therefor, or such other number of days as may be agreed upon from time to time by the Seller and the Purchaser except that (A) Contracts for Suncare Receivables may have maturities of 240 days and (B) Contracts for Receivables for sales to new stores and sales of new products may have maturities of 60 days;

                           (iv) the Obligor of which has been directed to make
                  payment to a Lock-Box Account except for EFT Obligors, provided for a period of 45 days after the date of this Agreement that (i) there are not more than six EFT Obligors and (ii) the aggregate Outstanding Balance of Receivables of EFT Obligors does not exceed 10% of the aggregate Outstanding Balance of all Transferred Receivables and, if such percentage is greater than 10%, then such Receivables will not be Eligible Receivables to the extent that the aggregate Outstanding Balance thereof exceeds 10% of the aggregate Outstanding Balance of all Transferred Receivables, in any event such subject to the terms of Section 5.01(i);

                           (v) which is an "account" or a "general intangible"
                  within the meaning of Section 9-106 of the UCC of the applicable jurisdictions;

                           (vi) which is denominated and payable only in United
                  States dollars in the United States;

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                                                                               9


                           (vii) which arises under a Contract which, together
                  with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the Obligor of such Receivable and is not subject to any dispute, offset, counterclaim or defense whatsoever (except the potential discharge in bankruptcy of such Obligor);

                           (viii) which, together with the Contract related
                  thereto, does not contravene in any material respect any laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to usury, consumer protection, truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and with respect to which no party to the Contract related thereto is in violation of any such law, rule or regulation in any material respect;

                           (ix) which arises under a Contract which (A) does not
                  require the Obligor under such Contract to consent to the transfer, sale or assignment of the rights and duties of the Seller under such Contract and (B) does not contain a confidentiality provision that purports to restrict the ability of the Purchaser and its assignees to exercise their rights under this Agreement, including, without limitation, their right to review the Contract;

                           (x) which was generated in the ordinary course of the
                  Seller's business;

                           (xi) which, at the time of the transfer of such
                  Receivable under this Agreement, has not been extended, rewritten or otherwise modified from the original terms thereof except to correct clerical errors;

                           (xii) the transfer, sale or assignment of which does
                  not contravene any applicable law, rule or regulation;

                           (xiii) which satisfies all applicable requirements of
                  the Credit and Collection Policy;

                           (xiv) as to which the goods or services delivered
                  thereunder, and the delivery thereof, comply in all material respects with the terms of the related Contract and any other related agreement and any applicable warranties and under which the Seller has no further obligation to perform;

                           (xv) which has not been selected for purchase under
                  this Agreement in a manner which is adverse to the interests of the Purchaser;

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                           (xvi) as to which the goods delivered thereunder are
                  not subject to return;

                           (xvii) which is not a sale of the type described in
                  Section 2-326 of the UCC; and

                           (xviii) which is an obligation representing all or
                  part of the sales price of merchandise, insurance or services within the meaning of Section 3(c)(5) of the Investment Company Act of 1940, as amended, and the nature of which is such that its purchase with the proceeds of notes would constitute a "current transaction" within the meaning of
                  Section 3(a)(3) of the Securities Act of 1933, as amended.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

                  "EVENT OF TERMINATION" has the meaning specified in Section 7.01.

                  "FACILITY" means the willingness of the Purchaser to consider making Purchases of Receivables from the Seller from time to time pursuant to the terms of this Agreement.

                  "FACILITY TERMINATION DATE" means the earliest of (i) May 21, 2002, (ii) the date of termination of the Facility pursuant to Section
         7.01 and (iii) the date which the Seller designates by at least two Business Days' notice to the Purchaser.

                  "FEDERAL FUNDS RATE" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by CSFBNY from three Federal funds brokers of recognized standing selected by it.

                  "FISCAL MONTH" has the meaning ascribed to that term in the Sale Agreement.

                  "FISCAL WEEK" has the meaning ascribed to that term in the Sale Agreement.

                  "GENERAL TRIAL BALANCE" of the Seller on any date means the Seller's accounts receivable trial balance (whether in the form of a computer printout, magnetic tape or

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                                                                              11


         diskette) on such date, listing Obligors and the Receivables respectively owed by such Obligors on such date together with the aged Outstanding Balances of such Receivables, in form and substance satisfactory to the Purchaser.

                  "INCIPIENT EVENT OF TERMINATION" means an event that but for notice or lapse of time or both would constitute an Event of Termination.

                  "INDEMNIFIED AMOUNTS" has the meaning specified in Section
         8.01.

                  "INDENTURE" means the Indenture dated May 22, 2001, between the Seller and The Bank of New York, as Trustee, relating to the Seller's 9M% Senior Subordinated Notes due 2011, as the same may from time to time be amended, modified and/or restated.

                  "LOCK-BOX ACCOUNT" means a post office box administered by a Lock-Box Bank or one or more accounts, under the exclusive ownership and control of the Purchaser (or its assignees or designees), maintained for the purpose of receiving Collections.

                  "LOCK-BOX AGREEMENT" means an agreement among the Seller, the Purchaser (or its assignees or designees) and any Lock-Box Bank in form and substance satisfactory to the Purchaser (or its assignees or designees).

                  "LOCK-BOX BANK" means any of the banks or other financial institutions holding one or more Lock-Box Accounts.

                  "MATERIAL ADVERSE EFFECT" means with respect to the Seller a material adverse effect on (i) its financial condition or operations or any of its Subsidiaries or (ii) its ability or the ability of the Seller to perform their respective obligations under this Agreement or the legality, validity or enforceability of this Agreement or (iii) the collectibility of the Transferred Receivables taken as a whole or the Collection Agent's ability to collect Transferred Receivables.

                  "OBLIGOR" means a Person which is a United States resident obligated to make payments to the Seller pursuant to a Contract.

                  "OUTSTANDING BALANCE" of any Receivable at any time means the then outstanding principal balance thereof.

                  "PERSON" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

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                                                                              12


                  "PURCHASE" means a purchase by the Purchaser of Receivables from the Seller pursuant to Article II.

                  "PURCHASE DATE" means each day on which a Purchase is made pursuant to Article II.

                  "PURCHASED RECEIVABLE" means any Receivable which is purchased by the Purchaser pursuant to Section 2.02.

                  "PURCHASE PRICE" for any Purchase means an amount equal to the Outstanding Balance of the Receivables that are the subject of such Purchase as set forth in the Seller's General Trial Balance, minus the Discount for such Purchase.

                  "RECEIVABLE" means the indebtedness of any Obligor under a Contract, and includes the right to payment of any interest or finance charges and other obligations of such Obligor with respect thereto.

                  "RECEIVABLES PURCHASE REQUEST" has the meaning specified in
         Section 2.02(a).

                  "RELATED SECURITY" means with respect to any Receivable:

                           (i) all of the Seller's interest in any merchandise
                  (including returned merchandise) relating to any sale giving rise to such Receivable;

                           (ii) all security interests or liens and property
                  subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (iii) all guaranties, insurance and other agreements
                  or arrangements of whatever character from time to time supporting or securing payment of such Receivable whether pursuant to the Contract related to such Receivable or otherwise; and

                           (iv) the Contract and all other books, records and
                  other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) relating to such Receivable and the related Obligor.

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                                                                              13


                  "SALE AGREEMENT" means that certain Receivables Purchase Agreement, dated as of the date hereof, among the Purchaser, as seller, Gramercy Capital Corporation, as purchaser, CSFBNY, individually and as agent, and the Seller, as collection agent and originator, as amended or restated from time to time.

                  "SELLER REPORT" means a report, in form and substance satisfactory to the Purchaser, furnished by the Collection Agent to the Purchaser pursuant to Section 6.02(b).

                  "SETTLEMENT DATE" shall have the meaning as ascribed to that term in the Sale Agreement.

                  "SUNCARE RECEIVABLES" means Receivables originated in the Seller's Banana Boat(R) product line.

                  "TRANSFERRED RECEIVABLE" means a Purchased Receivable or a Contributed Receivable.

                  "UCC" means the Uniform Commercial Code as from time to time in effect in the specified jurisdiction.

         SECTION 1.02. OTHER TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

                                   ARTICLE II
                AMOUNTS AND TERMS OF PURCHASES AND CONTRIBUTIONS

         SECTION 2.01. FACILITY. On the terms and conditions hereinafter set forth and without recourse to the Seller (except to the extent specifically provided herein), the Seller may at its option sell or contribute to the Purchaser all Receivables originated by it from time to time and the Purchaser may at its option purchase or accept as a contribution from the Seller all Receivables of the Seller from time to time, in each case during the period from the date hereof to the Facility Termination

Date.

         SECTION 2.02. MAKING PURCHASES.

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                                                                              14


         (a) INITIAL PURCHASE. The Seller shall give the Purchaser notice of its request for the initial Purchase hereunder, which request shall specify the date of such Purchase (which shall be a Business Day) and the proposed Purchase Price for such Purchase. The Purchaser shall promptly notify the Seller whether it has determined to make such Purchase. On the date of such Purchase, the Purchaser shall, upon satisfaction of the applicable conditions set forth in Article III, pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

         (b) SUBSEQUENT PURCHASES. On each Settlement Date following the initial Purchase, unless either party shall notify the other party to the contrary, the Seller shall sell to the Purchaser and the Purchaser shall purchase from the Seller, upon satisfaction of the applicable conditions set forth in Article III, all Receivables originated by the Seller which have not previously been sold or contributed to the Purchaser; PROVIDED, HOWEVER, that the Seller may, at its option on any Purchase Date, contribute all or any of such Receivables to the Purchaser pursuant to Section 2.07, instead of selling such Receivables to the Purchaser pursuant to this Section 2.02(b). On or within five Business Days after the date of each such Purchase, the Purchaser shall pay the Purchase Price for such Purchase in the manner provided in Section 2.02(c).

         (c) PAYMENT OF PURCHASE PRICE. The Purchase Price for each Purchase shall be paid on or within five Business Days after the Purchase Date therefor by means of a deposit in same day funds to the Seller's account designated by the Seller.

         (d) OWNERSHIP OF RECEIVABLES AND RELATED SECURITY. On each Purchase Date, after giving effect to the Purchase (and any contribution of Receivables) on such date, the Purchaser shall own all Receivables originated by the Seller as of such date (including Receivables which have been previously sold or contributed to the Purchaser hereunder). The Purchase or contribution of any Receivable shall include all Related Security with respect to such Receivable.

         SECTION 2.03. COLLECTIONS. The Collection Agent shall, on each day, deposit into an account of the Purchaser or the Purchaser's assignee all Collections of Transferred Receivables then held by the Collection Agent.

         (a) In the event that the Seller believes that Collections which are not Collections of Transferred Receivables have been deposited into an account of the Purchaser or the Purchaser's assignee, the Seller shall so advise the Purchaser and, on the Business Day following such identification, the Purchaser shall remit, or shall cause to be remitted, all Collections so deposited which are identified, to the Purchaser's satisfaction, to be Collections of Receivables which are not Transferred Receivables to the Seller.

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                                                                              15


         SECTION 2.04. SETTLEMENT PROCEDURES. If on any day a Purchased Receivable shall become a Diluted Receivable, the Seller shall be deemed to have received on such day a Collection of such Purchased Receivable in the amount of the Diluted Receivable and the Seller shall promptly (and, in any event, no later than the next succeeding Settlement Date) pay such amount to the Purchaser or the Purchaser's assignee. If the Seller is not the Collection Agent, the Seller shall pay to the Collection Agent on or prior to the next Settlement Date all amounts deemed to have been received pursuant to this subsection.

         (a) Upon discovery by the Seller or the Purchaser of a breach of any of the representations and warranties made by the Seller in Section 4.01(j) with respect to any Transferred Receivable, such party shall give prompt written notice thereof to the other party, as soon as practicable and in any event within five Business Days following such discovery. The Seller shall, upon not less than two Business Days' notice from the Purchaser or its assignee or designee, repurchase such Transferred Receivable on the next succeeding Settlement Date for a repurchase price equal to the Outstanding Balance of such Transferred Receivable. Each repurchase of a Transferred Receivable shall include the Related Security with respect to such Transferred Receivable. The proceeds of any such repurchase shall be deemed to be a Collection in respect of such Transferred Receivable. If the Seller is not the Collection Agent, the Seller shall pay to the Collection Agent on or prior to the next Settlement Date the repurchase price required to be paid pursuant to this subsection.

         (b) Except as stated in subsection (a) or (b) of this Section 2.04 or as otherwise required by law or the underlying Contract, all Collections from an Obligor of any Transferred Receivable will be held as unapplied cash, unless such Obligor designates its payment for application to specific Receivables.

         SECTION 2.05. PAYMENTS AND COMPUTATIONS, ETC. All amounts to be paid or deposited by the Seller or the Collection Agent hereunder shall be paid or deposited no later than 11:00 A.M. (New York City time) on the day when due in same day funds to an account or accounts designated by the Purchaser from time to time, which accounts, during the existence of the Sale Agreement, shall be those set forth in the Sale Agreement.

         (a) The Seller shall, to the extent permitted by law, pay to the Purchaser interest on any amount not paid or deposited by the Seller (whether as Collection Agent or otherwise) when due hereunder at an interest rate per annum equal to 2% per annum above the Yield then in effect under the Sale Agreement, payable on demand.

         (b) All computations of interest and all computations of fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Whenever any payment or deposit to be made hereunder shall

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                                                                              16


be due on a day other than a Business Day, such payment or deposit shall be made on the next succeeding Business Day and such extension of time shall be included in the computation of such payment or deposit.

         SECTION 2.06. CONTRIBUTIONS. The Seller may from time to time at its option, by notice to the Purchaser on or prior to the date of the proposed contribution, identify Receivables which it proposes to contribute to the Purchaser as a capital contribution. On the date of each such contribution and after giving effect thereto, the Purchaser shall own the Receivables so identified and contributed (collectively, the "CONTRIBUTED RECEIVABLES") and all Related Security with respect thereto. The foregoing notwithstanding, on the date of the initial Purchase hereunder the Seller agrees to contribute to the Purchaser all Receivables which are not included in such initial Purchase.

                                   ARTICLE III
                             CONDITIONS OF PURCHASES

         SECTION 3.01. CONDITIONS PRECEDENT TO INITIAL PURCHASE FROM THE SELLER. The initial Purchase of Receivables from the Seller hereunder is subject to the conditions precedent that the Purchaser shall have received on or before the date of such Purchase the following, each (unless otherwise indicated) dated such date, in form and substance satisfactory to the Purchaser:

                  (a) Certified copies of the resolutions of the Board of Directors of the Seller approving this Agreement and certified copies of all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Agreement.

                  (b) A certificate of the Secretary or Assistant Secretary of the Seller certifying the names and true signatures of the officers of the Seller authorized to sign this Agreement and the other documents to be delivered by it hereunder.

                  (c) Executed copies or time stamped receipt copies of proper financing statements, to be filed naming the Seller as the seller/debtor and the Purchaser as the purchaser/secured party, or other similar instruments or documents, as the Purchaser may deem necessary or desirable under the UCC of all appropriate jurisdictions or other applicable law to perfect the Purchaser's ownership of and security interest in the Transferred Receivables and Related Security and Collections with respect thereto.

                  (d) Executed copies or time stamped receipt copies of proper financing statements, if any, necessary to release all security interests and other rights of any Person in the Transferred Receivables, Contracts or Related Security previously granted by the Seller.

                  (e) Completed requests for information, dated on or before the date of such initial Purchase, listing the financing statements referred to in subsection (c) above and all other effective financing statements filed in the jurisdictions referred to in subsection (c) above that name the Seller as debtor, together with copies of such other financing statements (none of which shall cover any Transferred Receivables, Contracts or Related Security).

                  (f) A favorable opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel for the Seller, in form and substance satisfactory to the Purchaser, as to such matters as the Purchaser may reasonably request.

                  (g) Lock-Box Agreements in respect of each Lock-Box Account, duly executed by the Seller and the Lock-Box Bank holding such Lock-Box Account.

                  (h) A favorable opinion of Moore & Van Allen PLLC, special North Carolina counsel to the Seller, in form and substance satisfactory to the Purchaser.

                  (i) A favorable opinion of Diserio, Martin, O'Connor & Castiglioni LLP, special Connecticut counsel for the Seller, in form and substance satisfactory to the Purchaser.

                  (j) A favorable opinion of Richards, Layton & Finger, P.A., special Delaware counsel to the Seller, in form and substance satisfactory to the Purchaser

         SECTION 3.02. CONDITIONS PRECEDENT TO ALL PURCHASES. Each Purchase (including the initial Purchase) hereunder shall be subject to the further conditions precedent that:

                  (a) with respect to any such Purchase, on or prior to the date of such Purchase, the Seller shall have delivered to the Purchaser, (i) if requested by the Purchaser, the Seller's General Trial Balance (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment) as of a date not more than 31 days prior to the date of such Purchase, and (ii) a written report identifying, among other things, the Receivables to be included in such Purchase and such additional information concerning such Receivables as may reasonably be requested by the Purchaser;

                  (b) with respect to any such Purchase, on or prior to the date of such Purchase, the Collection Agent shall have delivered to the Purchaser, in form and substance satisfactory to the Purchaser, a completed Seller Report for the most recently ended reporting period for which information is required pursuant to Section 6.02(b) and containing such additional information as may reasonably be requested by the Purchaser;

                  (c) the Seller shall have marked its master data processing records and all other relevant records evidencing the Receivables which are the subject of such Purchase with a legend, acceptable to the Purchaser, stating that such Receivables, the Related Security and Collections with respect thereto, have been sold in accordance with this Agreement; and

                  (d) on the date of such Purchase the following statements shall be true (and the Seller, by accepting the amount of such Purchase, shall be deemed to have certified that):

                           (i) The representations and warranties contained in
                  Section 4.01 are correct on and as of the date of such Purchase as though made on and as of such date,

                           (ii) No event has occurred and is continuing, or
                  would result from such Purchase, that constitutes an Event of Termination or an Incipient Event of Termination and

                           (iii) The Purchaser shall not have delivered to the
                  Seller a notice that the Purchaser shall not make any further Purchases hereunder; and

                  (e) the Purchaser shall have received such other approvals, opinions or documents as the Purchaser may reasonably request.


                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES

         SECTION 4.01. REPRESENTATIONS AND WARRANTIES OF THE SELLER. The Seller represents and warrants as follows:

                  (a) The Seller is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and is duly qualified to do business, and is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, unless the failure to so qualify would not have a Material Adverse Effect.

                  (b) The execution, delivery and performance by the Seller of this Agreement and the other documents to be delivered by it hereunder, including the Seller's sale and contribution of Receivables hereunder and the Seller's use of the proceeds of Purchases, (i) are within the Seller's corporate powers, (ii) have been duly authorized by all necessary corporate action, (iii) do not contravene (1) the Seller's charter or by-laws, (2) any law, rule or regulation applicable to the Seller, (3) any contractual restriction binding on or affecting the Seller or its property or (4) any order, writ, judgment, award, injunction or decree binding on or affecting the Seller or its property, and (iv) do not result in or require the creation of any lien, security interest or other charge or encumbrance upon or with respect to any of its properties (except for the transfer of the Seller's interest in the Transferred Receivables pursuant to this Agreement) except in the case of clauses (iii)(l), (iii)(3) and (iv), where such conditions would not have a Material Adverse Effect. This Agreement has been duly executed and delivered by the Seller.

                  (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by the Seller of this Agreement or any other document to be delivered by it hereunder, except where the failure to obtain such authorization, approval action or notice would not have a Material Adverse Effect.

                  (d) This Agreement constitutes the legal, valid and binding obligation of the Seller enforceable against the Seller in accordance with its terms, except as the enforceability hereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws affecting creditors' rights generally and subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

                  (e) Sales and contributions made pursuant to this Agreement will constitute a valid sale, transfer, and assignment of the Transferred Receivables to Purchaser, enforceable against creditors of, and purchasers from, the Seller. The Seller shall have no remaining property interest in any Transferred Receivable.

                  (f) The consolidated balance sheet of the Seller and its consolidated subsidiaries as at December 30, 2000, and the related statements of income and retained earnings of the Seller and its consolidated subsidiaries for the fiscal year then ended, copies of which have been furnished to the Purchaser, fairly present the financial condition of the Seller and its consolidated subsidiaries as at such date and the results of the operations of the Seller and its consolidated subsidiaries for the period ended on such date, all in accordance with generally accepted accounting principles consistently applied, and since December 30, 2000 there has been no material adverse change in the business, operations, property or financial or other condition of the Seller.

                  (g) There is no pending or threatened action or proceeding affecting the Seller or any of its subsidiaries before any court, governmental agency or arbitrator which may materially adversely affect the financial condition or operations of the Seller and its subsidiaries taken as a whole or the ability of the Seller to perform its obligations under this Agreement, or which purports to affect the legality, validity or enforceability of this Agreement.

                  (h) No proceeds of any Purchase will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the Securities Exchange Act of 1934.

                  (i) No transaction contemplated hereby requires compliance with any bulk sales act or similar law.

                  (j) Each Receivable purported to be sold by the Seller hereunder is an Eligible Receivable, and each such Receivable and each Transferred Receivable, together with the Related Security, is owned (immediately prior to its sale or contribution hereunder) by the Seller free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser). When the Purchaser makes a Purchase it shall acquire valid and perfected first priority ownership of each Purchased Receivable and the Related Security and Collections with respect thereto free and clear of any Adverse Claim (other than any Adverse Claim arising solely as the result of any action taken by the Purchaser), and no effective financing statement or other instrument similar in effect covering any Transferred Receivable, any interest therein, the Related Security or Collections with respect thereto is on file in any recording office except such as may be filed in favor of Purchaser in accordance with this Agreement or in connection with any Adverse Claim arising solely as the result of any action taken by the Purchaser.

                  (k) Each Seller Report (if prepared by the Seller, or to the extent that information contained therein is supplied by the Seller), information, exhibit, financial statement, document, book, record or report furnished or to be furnished at any time by the Seller to the Purchaser in connection with this Agreement is or will be accurate in all material respects as of its date or (except as otherwise disclosed to the Purchaser at such time) as of the date so furnished, and no such document contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not misleading.

                  (l) The principal place of business and chief executive office of the Seller and the office where the Seller keeps its records concerning the Transferred Receivables are located at the address or addresses referred to in Section 5.01(b).

                  (m) The names and addresses of all the Lock-Box Banks, together with the account numbers of the Lock-Box Accounts at such Lock-Box Banks, are specified in Exhibit B (as the same may be updated from time to time pursuant to Section 5.01(h)).

                  (n) The Seller is not known by and does not use any tradename or doing-business-as name.

                  (o) The transfers of Transferred Receivables by the Seller to the Purchaser pursuant to this Agreement, and all other transactions between the Seller and the Purchaser, have been and will be made in good faith and without intent to hinder, delay or defraud creditors of the Seller.

                                    ARTICLE V
                                    COVENANTS

         SECTION 5.01. COVENANTS OF THE SELLER. From the date hereof until the first day following the Facility Termination Date on which all of the Transferred Receivables are either collected in full or become Defaulted
Receivables:

                  (a) COMPLIANCE WITH LAWS, ETC. The Seller will comply in all material respects with all applicable laws, rules, regulations and orders and preserve and maintain its corporate existence, rights, franchises, qualifications and privileges except to the extent that the failure so to comply with such laws, rules and regulations or the failure so to preserve and maintain such existence, rights, franchises, qualifications, and privileges would not materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

                  (b) OFFICES, RECORDS AND BOOKS OF ACCOUNT. The Seller will keep its principal place of business and chief executive office and the office where it keeps its records concerning the Transferred Receivables at the address of the Seller set forth on Exhibit C to this Agreement or, upon 30 days' prior written notice to the Purchaser, at any other locations in jurisdictions where all actions required by
         Section 5.01(j) shall have been taken and completed. The Seller also will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Transferred Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain all documents, books, records and other information reasonably necessary or advisable for the collection of all Transferred Receivables (including, without limitation, records adequate to permit the daily identification of each new Transferred Receivable and all Collections of and adjustments to each existing Transferred Receivable). The Seller shall make a notation in its books and records, including its computer files, to indicate which Receivables have been sold or contributed to the Purchaser hereunder.

                  (c) PERFORMANCE AND COMPLIANCE WITH CONTRACTS AND CREDIT AND COLLECTION POLICY. The Seller will, at its expense, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by it under the Contracts related to the Transferred Receivables, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to each Transferred Receivable and the related Contract.

                  (d) SALES, LIENS, ETC. Except for the sales and contributions of Receivables contemplated herein, the Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Transferred Receivable, Related Security, related Contract or Collections, or upon or with respect to any account to which any Collections of any Transferred Receivable are sent, or assign any right to receive income in respect thereof.

                  (e) EXTENSION OR AMENDMENT OF TRANSFERRED RECEIVABLES. Except as provided in Section 6.02(c), the Seller will not extend, amend or otherwise modify the terms of any Transferred Receivable, or amend, modify or waive any term or condition of any Contract related thereto except to correct any clerical errors.

                  (f) CHANGE IN BUSINESS OR CREDIT AND COLLECTION POLICY. The Seller will not make any change in the character of its business or in the Credit and Collection Policy that would, in either case, materially adversely affect the collectibility of the Transferred Receivables or the ability of the Seller to perform its obligations under this Agreement.

                  (g) AUDITS. The Seller will, from time to time during regular business hours as requested by the Purchaser or its assigns, permit the Purchaser, or its agents, representatives or assigns, (i) to examine and make copies of and abstracts from all books, records and documents (including, without limitation, computer tapes and disks) in the possession or under the control of the Seller relating to Transferred Receivables and the Related Security, including, without limitation, the related Contracts, and (ii) to visit the offices and properties of the Seller for the purpose of examining such materials described in clause (i) above, and to discuss matters relating to Transferred Receivables and the Related Security or the Seller's performance hereunder or under the Contracts with any of the officers or employees of the Seller having knowledge of such matters, PROVIDED, that (A) prior to the occurrence of an Event of Termination, upon 48 hours' notice to the Seller, such audits, examinations and visits may be conducted twice each calendar year, the cost of the first of such audits, examinations and visits to be borne by the Seller in an amount not to exceed when added to the cost of the audits referred to in the Sale Agreement, $10,000 and the cost of the second to be borne by the Purchaser or its assigns and (B) upon and after the occurrence of an Event of Termination, such audits, examinations and visits shall not be limited in number, shall be at the discretion of the Purchaser or its assigns and the cost thereof shall be borne by the Seller.

                  (h) CHANGE IN PAYMENT INSTRUCTIONS TO OBLIGORS. The Seller will not add or terminate any bank or bank account as a Lock-Box Bank or Lock-Box Account from those listed in Exhibit B to this Agreement, or make any change in its instructions to Obligors regarding payments to be made to any Lock-Box Bank, unless the Purchaser shall have received notice of such addition, termination or change (including an updated Exhibit B) and executed copies of Lock-Box Agreements with each new Lock-Box Bank or with respect to each new Lock-Box Account.

                  (i) DEPOSITS TO LOCK-BOX ACCOUNTS. The Seller will instruct all Obligors to remit all their payments in respect of Transferred Receivables into Lock-Box Accounts. If the Seller shall receive any Collections directly or from an EFT Obligor, it shall immediately (and in any event within one Business Day) deposit the same to a Lock-Box Account. The Seller will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Lock-Box Account cash or cash proceeds other than Collections of Transferred Receivables. The foregoing notwithstanding, the Seller will immediately instruct the EFT Obligors to make payment of their Receivables to the Lock-Box Account. If any EFT Obligor has failed, within 45 days after the date of this Agreement, to make payments or electronic funds transfers to the Lock-Box Account, the Receivables of such EFT Obligor will no longer be deemed to be Eligible Receivables until such time that such EFT Obligor makes payments to the Lock-Box.

                  (j) FURTHER ASSURANCES. The Seller agrees from time to time, at its expense, promptly to execute and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Purchaser or its assignee may reasonably request, to perfect, protect or more fully evidence the sale and contribution of Receivables under this Agreement, or to enable the Purchaser or its assignee to exercise and enforce its respective rights and remedies under this Agreement. Without limiting the foregoing, the Seller will, upon the request of the Purchaser or its assignee, (A) execute and file such financing or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable to perfect, protect or evidence such Transferred Receivables; and (B) deliver to the Purchaser copies of all Contracts relating to the Transferred Receivables and all records relating to such Contracts and the Transferred Receivables, whether in hard copy or in magnetic tape or diskette format (which if in magnetic tape or diskette format shall be compatible with the Purchaser's computer equipment).

                  (i) The Seller authorizes the Purchaser or its assignee to file financing or continuation statements, and amendments thereto and assignments thereof, relating to the Transferred Receivables and the Related Security, the related Contracts and the Collections with respect thereto without the signature of the Seller where permitted by law. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

                  (ii) The Seller shall perform its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Transferred Receivables had not been sold or transferred.

                  (k) REPORTING REQUIREMENTS. The Seller will provide to the Purchaser the following:

                           (i) as soon as available and in any event within 50
                  days after the end of the first three quarters of each fiscal year of the Seller, a balance sheet of the Seller and its consolidated subsidiaries as of the end of such quarter and statements of income and retained earnings of the Seller and its consolidated subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, certified by the chief financial officer of the Seller;

                           (ii) as soon as available and in any event within 100
                  days after the end of each fiscal year of the Seller, a copy of the annual report for such year for the Seller and its consolidated subsidiaries, containing financial statements for such year audited by KPMG LLP or other nationally recognized independent public accountants;

                           (iii) as soon as possible and in any event within
                  five days after the occurrence of each Event of Termination or Incipient Event of Termination, a statement of the chief financial officer of the Seller setting forth details of such Event of Termination or Incipient Event of Termination and the action that the Seller has taken and proposes to take with respect thereto;

                           (iv) promptly after the sending or filing thereof,
                  copies of all reports and registration statements that the Seller or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

                           (v) promptly after the filing or receiving thereof,
                  copies of all reports and notices that the Seller or any Affiliate files under ERISA with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or that the Seller or any Affiliate receives from any of the foregoing or from any multiemployer plan (within the meaning of Section 4001(a)(3) of ERISA) to which the Seller or any Affiliate is or was, within the preceding five years, a contributing employer[, in each case in respect of the assessment of withdrawal liability or an event or condition which could, in the aggregate, result in the imposition of liability on the Seller and/or any such Affiliate in excess of $10,000,000;

                           (vi) at least ten Business Days prior to any change
                  in the Seller's name, a notice setting forth the new name and the effective date thereof; and

                           (vii) such other information respecting the
                  Transferred Receivables or the condition or operations, financial or otherwise, of the Seller as the Purchaser may from time to time reasonably request.

                  (l) SEPARATE CONDUCT OF BUSINESS. The Seller will: (i) maintain separate corporate records and books of account from those of the Purchaser; (ii) conduct its business from an office separate from that of the Purchaser; (iii) ensure that all oral and written communications, including without limitation, letters, invoices, purchase orders, contracts, statements and applications, will be made solely in its own name; (iv) have stationery and other business forms and a mailing address and a telephone number separate from those of the Purchaser; (v) not hold itself out as having agreed to pay, or as being liable for, the obligations of the Purchaser; (vi) not engage in any transaction with the Purchaser except as contemplated by this Agreement or as permitted by the Sale Agreement; (vii) continuously maintain as official records the resolutions, agreements and other instruments underlying the transactions contemplated by this Agreement; and (viii) disclose on its annual financial statements (A) the effects of the transactions contemplated by this Agreement in accordance with generally accepted accounting principles and (B) that the assets of the Purchaser are not available to pay its creditors.

         SECTION 5.02. [Intentionally Omitted]

         SECTION 5.03. COVENANT OF THE SELLER AND THE PURCHASER. The Seller and the Purchaser have structured this Agreement with the intention that each Purchase of Receivables hereunder be treated as a sale of such Receivables by the Seller to the Purchaser for all purposes and each contribution of Receivables hereunder shall be treated as an absolute transfer of such Receivables by the Seller to the Purchaser for all purposes (except that, in accordance with applicable tax principles, each purchase and contribution shall be ignored for tax reporting purposes). The Seller and the Purchaser shall record each Purchase and contribution as a sale or purchase or capital contribution, as the case may be, on its books and records, and reflect each Purchase and contribution in its financial statements as a sale or purchase or capital contribution, as the case may be. In the event that, contrary to the mutual intent of the Seller and the Purchaser, any Purchase or contribution of Receivables hereunder is not characterized as a sale or absolute transfer, the Seller shall, effective as of the date hereof, be deemed to have granted (and the Seller hereby does grant) to the Purchaser a first priority security interest in and to any and all Receivables, the Related Security and the proceeds thereof to secure the repayment of all amounts advanced to the Seller hereunder with accrued interest thereon, and this Agreement shall be deemed to be a security agreement.

                                   ARTICLE VI
                          ADMINISTRATION AND COLLECTION

         SECTION 6.01. DESIGNATION OF COLLECTION AGENT. The servicing, administration and collection of the Transferred Receivables shall be conducted by such Person (the "COLLECTION AGENT") so designated hereunder from time to time. Until the Purchaser or its assignee gives notice to the Seller of the designation of a new Collection Agent following the occurrence and during the continuance of a Collection Agent Default, the Seller is hereby designated as, and hereby agrees to perform the duties and obligations of, the Collection Agent pursuant to the terms hereof. Upon the Seller's receipt of such notice, the Seller agrees that it will terminate its activities as Collection Agent hereunder in a manner which the Purchaser (or its designee) believes will facilitate the transition of the performance of such activities to the new Collection Agent, and the Seller shall use commercially reasonable efforts to assist the Purchaser (or its designee) to take over the servicing, administration and collection of the Transferred Receivables, including, without limitation, providing access to and copies of all computer tapes or disks and other documents or instruments that evidence or relate to Transferred Receivables maintained in its capacity as Collection Agent and access to all employees and officers of the Seller responsible with respect thereto. The Purchaser at any time after giving such notice may designate as Collection Agent any Person (including itself) to succeed the Seller or any successor Collection Agent, if such Person shall consent and agree to the terms hereof. The Collection Agent may, with the prior consent of the Purchaser, subcontract with any other Person for the servicing, administration or collection of Transferred Receivables. Any such subcontract shall not affect the Collection Agent's liability for performance of its duties and obligations pursuant to the terms hereof.

         SECTION 6.02. DUTIES OF COLLECTION AGENT. The Collection Agent shall take or cause to be taken all such actions as may be necessary or advisable to collect each Transferred Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit and Collection Policy. The Purchaser hereby appoints the Collection Agent, from time to time designated pursuant to Section 6.01, as agent to enforce its ownership and other rights in the Transferred Receivables, the Related Security and the Collections with respect thereto. In performing its duties as Collection Agent, the Collection Agent shall exercise the same care and apply the same policies as it would exercise and apply if it owned the Transferred Receivables and shall act in the best interests of the Purchaser and its assignees.

         (a) On or prior to Wednesday of each week, the Collection Agent shall prepare and forward to the Purchaser (i) a Seller Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding Fiscal Week, and
(ii) if requested by the Purchaser, a listing by Obligor of all Transferred Receivables correlating Purchased Receivables and Purchases, together with an aging report of such Transferred Receivables. Prior to the [seventh] day of each month, the Collection Agent shall prepare and forward to the Purchaser (i) a Seller Report, relating to all then outstanding Transferred Receivables, and the Related Security and Collections with respect thereto, in each case, as of the close of business of the Collection Agent on the last day of the immediately preceding Fiscal Month, and (ii) if requested by the Purchaser, a listing by Obligor of all Transferred Receivables correlating Purchased Receivables and Purchases, together with an aging report of such Transferred Receivables

         (b) If no Collection Agent Default shall have occurred and be continuing, the Seller, while it is the Collection Agent, may, in accordance with the Credit and Collection Policy, extend the maturity or adjust the Outstanding Balance of any Transferred Receivable as the Seller deems appropriate to maximize Collections thereof, or otherwise amend or modify the terms of any Transferred Receivable.

         (c) The Seller shall deliver to the Collection Agent, and the Collection Agent shall hold in trust for the Seller and the Purchaser in accordance with their respective interests, all documents, instruments and records (including, without limitation, computer tapes or disks) which evidence or relate to Transferred Receivables.

         (d) The Collection Agent shall as soon as practicable following receipt turn over to the Seller any cash collections or other cash proceeds received with respect to Receivables not constituting Transferred Receivables, less, in the event the Seller is not the Collection Agent, all reasonable and appropriate out-of-pocket costs and expenses of the Collection Agent of servicing, collecting and administering the Receivables to the extent not covered by the Collection Agent Fee received by it.

         (e) The Collection Agent also shall perform the other obligations of the "Collection Agent" set forth in this Agreement with respect to the Transferred Receivables.

         SECTION 6.03. COLLECTION AGENT FEE. The Purchaser shall pay to the Collection Agent, so long as it is acting as the Collection Agent hereunder, a periodic collection fee (the "COLLECTION AGENT FEE") of 0.5% per annum on the average daily aggregate Outstanding Balance of the Transferred Receivables, payable on each fourth Settlement Date (or, if such day is not a Business Day, the immediately succeeding Business Day) or such other day during each calendar month as the Purchaser and the Collection Agent shall agree.

         SECTION 6.04. CERTAIN RIGHTS OF THE PURCHASER. The Purchaser may, at any time after the occurrence of an Event of Termination, give notice of ownership and/or direct the Obligors of Transferred Receivables and any Person obligated on any Related Security, or any of them, that payment of all amounts payable under any Transferred Receivable shall be made directly to the Purchaser or its designee. The Seller hereby transfers to the Purchaser (and its assigns and designees) the exclusive ownership and control of the Lock-Box Accounts maintained by the Seller for the purpose of receiving Collections.

         (a) The Seller shall, at any time after the occurrence of an Event of Termination, upon the Purchaser's request and at the Seller's expense, give notice of such ownership to each Obligor of Transferred Receivables and direct that payments of all amounts payable under such Transferred Receivables be made directly to the Purchaser or its designee.

         (b) At the Purchaser's request and at the Seller's expense, the Seller and the Collection Agent shall, at any time after the occurrence of an Event of Termination, (A) assemble all of the documents, instruments and other records (including, without limitation, computer tapes and disks) that evidence or relate to the Transferred Receivables, and the related Contracts and Related Security, or that are otherwise necessary or desirable to collect the Transferred Receivables, and shall make the same available to the Purchaser at a place selected by the Purchaser or its designee, and (B) segregate all cash, checks and other instruments received by it from time to time constituting Collections of Transferred Receivables in a manner acceptable to the Purchaser and, promptly upon receipt, remit all such cash, checks and instruments, duly indorsed or with duly executed instruments of transfer, to the Purchaser or its designee. The Purchaser shall also have the right to make copies of all such documents, instruments and other records at any time.

         (c) The Seller authorizes the Purchaser, at any time after the occurrence of an Event of Termination, to take any and all steps in the Seller's name and on behalf of the Seller that are necessary or desirable, in the determination of the Purchaser, to collect amounts due under the Transferred Receivables, including, without limitation, endorsing the Seller's name on checks and other instruments representing Collections of Transferred Receivables and enforcing the Transferred Receivables and the Related Security and related Contracts.

         SECTION 6.05. RIGHTS AND REMEDIES. If the Seller or the Collection Agent fails to perform any of its obligations under this Agreement, the Purchaser may (but shall not be required to) itself perform, or cause performance of, such obligation, and, if the Seller (as Collection Agent or otherwise) fails to so perform, the costs and expenses of the Purchaser incurred in connection therewith shall be payable by the Seller as provided in Section
8.01 or Section 9.04 as applicable.

         (a) The Seller shall perform all of its obligations under the Contracts related to the Transferred Receivables to the same extent as if the Seller had not sold or contributed Receivables hereunder and the exercise by the Purchaser of its rights hereunder shall not relieve the Seller from such obligations or its obligations with respect to the Transferred Receivables. The Purchaser shall not have any obligation or liability with respect to any Transferred Receivables or related Contracts, nor shall the Purchaser be obligated to perform any of the obligations of the Seller thereunder.

         (b) The Seller shall cooperate with the Collection Agent in collecting amounts due from Obligors in respect of the Transferred Receivables.

         (c) The Seller hereby grants to the Purchaser an irrevocable power of attorney, with full power of substitution, coupled with an interest, to take in the name of the Seller all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Seller or transmitted or received by Purchaser (whether or not from the Seller) in connection with any Transferred Receivable.

         SECTION 6.06. TRANSFER OF RECORDS TO PURCHASER. Each Purchase and contribution of Receivables hereunder shall include the transfer to the Purchaser of all of the Seller's right and title to and interest in the records relating to such Receivables and shall, to the extent legally permissible, include an irrevocable non-exclusive license to the use of the Seller's computer software system to access and create such records. Such license shall be without royalty or payment of any kind, is coupled with an interest, and shall be irrevocable until all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

         The Seller shall take such action requested by the Purchaser, from time to time hereafter, that may be necessary or appropriate to ensure that the Purchaser has an enforceable ownership interest in the records relating to the Transferred Receivables and rights (whether by ownership, license or sublicense) to the use of the Seller's computer software system to access and create such records.

         In recognition of the Seller's need to have access to the records transferred to the Purchaser hereunder, the Purchaser hereby grants to the Seller an irrevocable license to access such records in connection with any activity arising in the ordinary course of the Seller's business or in performance of its duties as Collection Agent, provided that (i) the Seller shall not disrupt or otherwise interfere with the Purchaser's use of and access to such records during such license period and (ii) the Seller consents to the assignment and delivery of the records (including any information contained therein relating to the Seller or its operations) to any assignees or transferees of the Purchaser provided they agree to hold such records confidential.

                                   ARTICLE VII
                              EVENTS OF TERMINATION

         SECTION 7.01. EVENTS OF TERMINATION. If any of the following events ("EVENTS OF Termination") shall occur and be continuing:

                  (a) The Collection Agent (if the Seller or any of its Affiliates) (i) shall fail to perform or observe any term, covenant or agreement under this Agreement (other than as referred to in clause
         (ii) of this subsection (a)) and such failure shall remain unremedied for fifteen Business Days or (ii) shall fail to make when due any payment or deposit to be made by it under this Agreement; or

                  (b) The Seller shall fail (i) to transfer to the Purchaser when requested any rights, pursuant to this Agreement, which the Seller then has as Collection Agent, or (ii) to make any payment required under Section 2.04(a) or 2.04(b); or

                  (c) Any representation or warranty made or deemed made by the Seller (or any of its officers) under or in connection with this Agreement or any information or report delivered by the Seller pursuant to this Agreement shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; or

                  (d) The Seller shall fail to perform or observe any other term, covenant or agreement contained in this Agreement on its part to be performed or observed and any such failure shall remain unremedied for 15 days after written notice thereof shall have been given to the Seller by the Purchaser; or

                  (e) [Intentionally Omitted]

                  (f) Any Purchase or contribution of Receivables hereunder, the Related Security and the Collections with respect thereto shall for any reason cease to constitute valid and perfected ownership of such Receivables, Related Security and Collections free and clear of any Adverse Claim; or

                  (g) The Seller shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Seller seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 60 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Seller shall take any corporate action to authorize any of the actions set forth above in this subsection (g); or

                  (h) an Event of Termination shall have occurred under the Sale Agreement; or

                  (i) There shall have occurred any event which may materially adversely affect the collectibility of the Transferred Receivables taken as a whole or the ability of the Collection Agent to collect Transferred Receivables or otherwise perform its obligations under this Agreement; or

                  (j) A Collection Agent Default shall occur;

then, and in any such event, the Purchaser may, by notice to the Seller, take either or both of the following actions: (x) declare the Facility Termination Date to have occurred (in which case the Facility Termination Date shall be deemed to have occurred) and (y) without limiting any right under this Agreement to replace the Collection Agent, designate another Person to succeed the Seller as Collection Agent; PROVIDED, that, automatically upon the occurrence of any event (without any requirement for the passage of time or the giving of notice) described in paragraph (g) of this Section 7.01, the Facility Termination Date shall occur, the Seller (if it is then serving as the Collection Agent) shall cease to be the Collection Agent, and the Purchaser (or its assigns or designees) shall become the Collection Agent. Upon any such declaration or designation or upon such automatic termination, the Purchaser shall have, in addition to the rights and remedies under this Agreement, all other rights and remedies with respect to the Receivables provided after default under the UCC and under other applicable law, which rights and remedies shall be cumulative.

                                  ARTICLE VIII
                                 INDEMNIFICATION

         SECTION 8.01. INDEMNITIES BY THE SELLER. Without limiting any other rights which the Purchaser may have hereunder or under applicable law, the Seller hereby agrees to indemnify the Purchaser and its assigns and transferees (each, an "INDEMNIFIED PARTY") from and against any and all damages, claims, losses, liabilities and related costs and expenses, including reasonable attorneys' fees and disbursements (all of the foregoing being collectively referred to as "INDEMNIFIED AMOUNTS"), awarded against or incurred by any Indemnified Party arising out of or as a result of this Agreement or the purchase or contribution of any Transferred Receivables or in respect of any Transferred Receivable or any Contract, including, without limitation, arising out of or as a result of:

                           (i) the inclusion, or purported inclusion, in any
                  Purchase of any Receivable that is not an Eligible Receivable on the date of such Purchase, or the characterization in any Seller Report or other statement made by the Seller of any Transferred Receivable as an Eligible Receivable which is not an Eligible Receivable as of the date of such Seller Report or statement;

                           (ii) any representation or warranty or statement made
                  or deemed made by the Seller (or any of its officers) under or in connection with this Agreement, which shall have been incorrect in any material respect when made;

                           (iii) the failure by the Seller to comply with any
                  applicable law, rule or regulation with respect to any Transferred Receivable or the related Contract; or the failure of any Transferred Receivable or the related Contract to conform to any such applicable law, rule or regulation;

                           (iv) the failure to vest in the Purchaser absolute
                  ownership of the Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, free and clear of any Adverse Claim;

                           (v) the failure of the Seller to have filed, or any
                  delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable laws with respect to any Receivables that are, or that purport to be, the subject of a Purchase or contribution under this Agreement and the Related Security and Collections in respect thereof, whether at the time of any Purchase or contribution or at any subsequent time;

                           (vi) any dispute, claim, offset or defense (other
                  than discharge in bankruptcy of the Obligor) of the Obligor to the payment of any Receivable that is, or that purports to be, the subject of a Purchase or contribution under this Agreement (including, without limitation, a defense based on such Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by the Seller acting as Collection Agent);

                           (vii) any failure of the Seller, as Collection Agent
                  or otherwise, to perform its duties or obligations in accordance with the provisions hereof or to perform its duties or obligations under any Contract related to a Transferred Receivable in each case after taking into account the applicable cure periods herein;

                           (viii) any products liability or other claim arising
                  out of or in connection with merchandise, insurance or services which are the subject of any Contract;

                           (ix) the commingling of Collections of Transferred
                  Receivables by the Seller or a designee of the Seller, as Collection Agent or otherwise, at any time with other funds of the Seller or an Affiliate of the Seller;

                           (x) any investigation, litigation or proceeding
                  related to this Agreement or the use of proceeds of Purchases or the ownership of Receivables, the Related Security, or Collections with respect thereto or in respect of any Receivable, Related Security or Contract;

                           (xi) any failure of the Seller to comply with its
                  covenants contained in this Agreement;

                           (xii) any Collection Agent Fees or other costs and
                  expenses payable to any replacement Collection Agent, to the extent in excess of the Collection Agent Fees payable to the Seller hereunder;

                           (xiii) any claim brought by any Person other than an
                  Indemnified Party arising from any activity by the Seller or any Affiliate of the Seller in servicing, administering or collecting any Transferred Receivable; or

                           (xiv) any Dilution with respect to any Transferred
                  Receivable.

It is expressly agreed and understood by the parties hereto (i) that the foregoing indemnification is not intended to, and shall not, constitute a guarantee of the collectibility or payment of the Transferred Receivables and
(ii) that nothing in this Section 8.01 shall require the Seller to indemnify any Person (A) for Receivables which are not collected, not paid or uncollectible on account of the insolvency, bankruptcy, or financial inability to pay of the applicable Obligor, (B) for damages, losses, claims or liabilities or related costs or expenses resulting from such Person's gross negligence or willful misconduct, or (C) for any income taxes or franchise taxes incurred by such Person arising out of or as a result of this Agreement or in respect of any Transferred Receivable or any Contract.

                                   ARTICLE IX
                                  MISCELLANEOUS

         SECTION 9.01. AMENDMENTS, ETC. No amendment or waiver of any provision of this Agreement or consent to any departure by the Seller therefrom shall be effective unless in a writing signed by the Purchaser and, in the case of any amendment, also signed by the Seller, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. No failure on the part of the Purchaser to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.

         SECTION 9.02. NOTICES, ETC. All notices and other communications hereunder shall, unless otherwise stated herein, be in writing (which shall include facsimile communication) and be faxed or delivered, to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. Notices and communications by facsimile shall be effective when sent (and shall be followed by hard copy sent by regular mail), and notices and communications sent by other means shall be effective when received.

         SECTION 9.03. BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the Seller, the Purchaser and their respective successors and assigns; PROVIDED, HOWEVER, that the Seller may not assign its rights or obligations hereunder or any interest herein without the prior written consent of the Purchaser. In connection with any sale or assignment by the Purchaser of all or a portion of the Transferred Receivables, the buyer or assignee, as the case may be, shall, to the extent of its purchase or assignment, have all rights of the Purchaser under this Agreement (as if such buyer or assignee, as the case may be, were the Purchaser hereunder) except to the extent specifically provided in the agreement between the Purchaser and such buyer or assignee, as the case may be.

         (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time, after the Facility Termination Date, when all of the Transferred Receivables are either collected in full or become Defaulted Receivables; PROVIDED, HOWEVER, that rights and remedies with respect to any breach of any representation and warranty made by the Seller pursuant to
Article IV and the provisions of Article VIII and Sections 9.04, 9.05 and 9.06 shall be continuing and shall survive any termination of this Agreement.

         SECTION 9.04. COSTS, EXPENSES AND TAXES. In addition to the rights of indemnification granted to the Purchaser pursuant to Article VIII hereof, the Seller agrees to pay on demand all reasonable costs and expenses in connection with the preparation, execution and delivery of this Agreement and the other documents and agreements to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Purchaser with respect thereto and with respect to advising the Purchaser as to its rights and remedies under this Agreement, and the Seller agrees to pay all costs and expenses, if any (including reasonable counsel fees and expenses), in connection with the enforcement of this Agreement and the other documents to be delivered hereunder EXCLUDING, HOWEVER, any costs of enforcement or collection of Transferred Receivables which are not paid on account of the insolvency, bankruptcy or financial inability to pay of the applicable Obligor.

         (a) In addition, the Seller agrees to pay any and all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other documents or agreements to be delivered hereunder, and the Seller agrees to save each Indemnified Party harmless from and against any liabilities with respect to or resulting from any delay in paying or omission to pay such taxes and fees.

         SECTION 9.05. NO PROCEEDINGS. The Seller hereby agrees that it will not institute against the Purchaser any proceeding of the type referred to in
Section 7.01(g) so long as there shall not have elapsed one year plus one day since the later of (i) the Facility Termination Date and (ii) the date on which all of the Transferred Receivables are either collected in full or become Defaulted Receivables.

         SECTION 9.06. CONFIDENTIALITY. Unless otherwise required by applicable law, each party hereto agrees to maintain the confidentiality of this Agreement in communications with third parties and otherwise; provided that this Agreement may be disclosed to (i) third parties to the extent such disclosure is made pursuant to a written agreement of confidentiality in form and substance reasonably satisfactory to the other party hereto, and (ii) such party's legal counsel and auditors and the Purchaser's assignees, if they agree in each case to hold it confidential.

         SECTION 9.07. GOVERNING LAW. THIS AGREEMENT, IN ACCORDANCE WITH SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES THEREOF THAT WOULD CALL FOR THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, EXCEPT TO THE EXTENT THAT, PURSUANT TO THE UCC OF THE STATE OF NEW YORK, THE PERFECTION AND THE EFFECT OF PERFECTION OR NON-PERFECTION OF THE PURCHASER'S OWNERSHIP OF OR SECURITY INTEREST IN THE RECEIVABLES ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         SECTION 9.08. THIRD PARTY BENEFICIARY. Each of the parties hereto hereby acknowledges that the Purchaser may assign all or any portion of its rights under this Agreement and that such assignees may (except as otherwise agreed to by such assignees) further assign their rights under this Agreement, and the Seller hereby consents to any such assignments. All such assignees, including parties to the Sale Agreement in the case of assignment to such parties, shall be third party beneficiaries of, and shall be entitled to enforce the Purchaser's rights and remedies under, this Agreement to the same extent as if they were parties thereto, except to the extent specifically limited under the terms of their assignment.

         SECTION 9.09. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

SELLER:                              PLAYTEX PRODUCTS, INC.


                                     By: /s/ Glenn A. Forbes
                                        --------------------------------------
                                     Title: Executive Vice President

                                        Address:
                                        300 Nyala Farms Road
                                        Westport, Connecticut 06880
                                        Attention: Glenn Forbes
                                        Facsimile No.:  (203) 341-4260


WITH A COPY TO:                      Haas Wheat & Partners Incorporated
                                        300 Crescent Court
                                        Suite 1700
                                        Dallas, Texas  75201
                                        Attention: Robert B. Haas
                                                   Douglas D. Wheat
                                        Facsimile No.:  (214) 871-8317


WITH A COPY TO:                      Paul, Weiss, Rifkind,
                                        Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York  10019
                                        Attention: Robert Hirsh
                                        Facsimile No.:  (212) 757-3990


PURCHASER:                              PLAYTEX A/R LLC

                                     By: /s/ Glenn A. Forbes
                                        --------------------------------------
                                     Title: President

                                        Address:
                                        50 N. DuPont Highway

                                        P.O. Box 1554
                                        Dover, Delaware 19903-1516
                                        Attention: John McColgan
                                        Facsimile No.: (302) 678-6935

WITH A COPY TO:                     Haas Wheat & Partners Incorporated
                                        300 Crescent Court
                                        Suite 1700
                                        Dallas, Texas  75201
                                        Attention: Robert B. Haas
                                                   Douglas D. Wheat
                                        Facsimile No.:  (214) 871-8317


WITH A COPY TO:                     Paul, Weiss, Rifkind,
                                        Wharton & Garrison
                                        1285 Avenue of the Americas
                                        New York, New York  10019
                                        Attention: Robert Hirsh
                                        Facsimile No.:  (212) 757-3990

                                    EXHIBIT A


                          CREDIT AND COLLECTION POLICY

                                    EXHIBIT B


                                 LOCK-BOX BANKS

                                    EXHIBIT C

                         PRINCIPAL PLACE OF BUSINESS AND
                      CHIEF EXECUTIVE OFFICE OF THE SELLER

                                     ANNEX A

                                 FORM OF INVOICE